Exhibit 5.1

May 29, 2015

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street NE.

Washington, DC 20549–3628

Re: Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors, Amended and Restated

Ladies and Gentlemen:

I am Co-General Counsel and Corporate Secretary of Kindred Healthcare, Inc., a Delaware corporation (the “Company”). This opinion is being rendered in connection with a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company today with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 200,000 shares of common stock, par value $0.25 per share, of the Company (“Common Stock”) to be issued pursuant to the Kindred Healthcare, Inc. 2012 Equity Plan for Non-Employee Directors, Amended and Restated (the “Plan”).

I have examined and am relying on originals, or copies certified or otherwise identified to my satisfaction, of such corporate records and such other instruments, certificates, and representations of public officials and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinion expressed below.

Based on the foregoing, it is my opinion that the shares of Common Stock issuable under the Plan have been duly authorized by all necessary corporate action of the Company, and when issued in accordance with the terms of the Plan, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, I do not thereby admit that I am expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Joseph L. Landenwich

Joseph L. Landenwich, Esq.
Co-General Counsel and Corporate Secretary